UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2014

Nuo Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	01-32518	23-3011702
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

207A Perry Parkway, Suite 1, Gaithersburg, MD 20877

(Address of Principal Executive Office) (Zip Code)

240-499-2680

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2014 (the “Quarterly Report”), on November 12, 2014, Cytomedix, Inc. held its Annual Meeting of shareholders at which, among other proposals, the Company’s shareholders approved an amendment to the Company’s Certificate of Incorporation, as amended to date, to change the name of the Company to “Nuo Therapeutics, Inc.” Following the shareholder vote, the Company filed an amendment to its Certificate of Incorporation to effect the name change to “Nuo Therapeutics, Inc.” effective upon such filing. The Company has changed the ticker symbol for its common stock on the OTCQX trading platform from “CMXI” to “NUOT” which change is effective at the open of the market on November 14, 2014. A copy of the Certificate of Amendment was filed as Exhibit 3.1 to this Current Report on Form 8-K. and is incorporated herein by reference.

Item 8.01 Other Events

On November 13, 2014, the Company also issued a press release with respect to the corporate name change. A copy of the press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Exhibits

3.1	Certificate of Amendment of the Certificate of Incorporation (filed as exhibit to the Quarterly Report on Form 10-Q for the fiscal period ended September 30, 2014 and incorporated by reference herein).

99.1	Press Release dated November 13, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Nuo Therapeutics, Inc.

By:	/s/ Steven A. Shallscross
Steven A. Shallcross, Chief Financial Officer

Date: November 17, 2014